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                              PURCHASE AGREEMENT

         Purchase Agreement dated June 18, 1992 between BJB Global Income Fund, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Fund"), and Funds Distributor Inc. ("Funds Distributor"), a corporation organized under the laws of Massachusetts.

         WHEREAS, the Fund is an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Fund proposes to issue and sell shares of beneficial interest, par value $.001 per share (the "Shares"), to the public pursuant to a Registration Statement on Form N-1A (the "Registration Statement") filed with the Securities and Exchange Commission; and

         WHEREAS, Section 14(a) of the 1940 Act requires each registered investment company to have a net worth of at least $100,000 before making a public offering of its securities.

         NOW, THEREFORE, the Fund and Funds Distributor agree as follows:

         1. The Fund offers to sell to Funds Distributor, and Funds Distributor agrees to purchase from the Fund, 8,334 Shares at a price of $12.00 per Share (the "Initial Shares") on a date, to be specified by the Fund, prior to the effective date of the Registration Statement.

         2. Funds Distributor represents and warrants to the Fund that Funds Distributor is acquiring the Initial Shares for investment purposes only and that the Initial Shares will be sold only pursuant to a registration statement under the Securities Act of 1933, as amended, or an applicable exemption from those registration requirements.

         3. Funds Distributor's right under this Purchase Agreement to purchase the Initial Shares is not assignable.

         IN WITNESS WHEREOF, the Fund and Funds Distributor have caused their duly authorized officers to execute this Purchase Agreement as of the date first above written.

                                     BJB GLOBAL INCOME FUND

                                     By: /s/ David E. Bodner
                                         ------------------------
                                         David E. Bodner, President

                                     FUNDS DISTRIBUTOR INC.

                                     By: AUTHORIZED SIGNATURE
                                         --------------------


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